UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  March 11, 2009

CENTERLINE HOLDING COMPANY
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

1-13237	13-3949418
(Commission File Number)	(IRS Employer Identification No.)

625 Madison Avenue, New York, New York	10022
(Address of principal executive offices)	(Zip Code)

212-317-5700
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Executive Bonuses and Long-Term Incentive Awards

On March 11, 2009, Centerline Holding Company (the “Registrant”) issued the 2008 bonuses and incentive compensation grants under the Registrant’s 2007 Incentive Share Plan effective March 11, 2009 (the “Effective Date”) for the following named executive officers of the Registrant: Marc D. Schnitzer, Chief Executive Officer and President; Robert L. Levy, Chief Financial Officer; and Christopher J. Crouch, Senior Managing Director.  The bonuses and awards are set forth in the following table:

ExecutiveOfficer	Cash Bonus	Value of Restricted sCommon Shares	Number of Common Shares
Marc D. Schnitzer	$330,000	$71,996	479,976
Robert L. Levy	$258,000	$40,094	267,292
Christopher J. Crouch	$175,000	$34,864	232,428

Each executive officer will receive one-fourth of the above-stated cash bonus on each of the following dates if such executive officer is employed by the Registrant on such dates: March 11, 2009, June 1, 2009, August 1, 2009 and October 1, 2009.  All common shares granted to the executives will vest over a two year period, with 50% vesting on January 1, 2010 and 50% vesting on January 1, 2011.  The number of common shares issued to each executive officer was determined using a grant price of $0.15 per share which was the closing price of the Registrant’s common shares on the trading date prior to the Effective Date.

Amendment to Robert L. Levy Employment Agreement

On March 11, 2009, Mr. Levy entered into an amendment of his employment agreement (the “Amendment”) increasing his base salary from $350,000 to $400,000 effective January 1, 2009.  The Amendment is attached hereto as Exhibits 10.1 and is incorporated herein by reference.  The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment.

Item 9.01.   Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Amendment to the Executive Employment Agreement of Robert L. Levy, dated March 11, 2009.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CENTERLINE HOLDING COMPANY
(Registrant)

March 17, 2009	By:	/s/ Robert L. Levy
Robert L. Levy
Chief Financial Officer